UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2021

Utz Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street

Hanover, PA 17331

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The description of Amendment No. 2 and the Amended Credit Agreement (each, as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of Amendment No. 2 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant

On January 20, 2021, Utz Quality Foods, LLC (the “Borrower”) and Utz Brands Holdings, LLC (the “Parent”), each a subsidiary of Utz Brands, Inc. (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement, dated November 21, 2017 (the “Credit Agreement,” and as so amended, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto. Pursuant to the terms of Amendment No. 2, the Borrower refinanced, in full, outstanding term loans under the Credit Agreement pursuant to refinancing term loans having a principal amount of $410 million (the “2021 Refinancing Term Loans”) and borrowed an additional $310 million in incremental term loans (the “2021 Incremental Term Loans”). The 2021 Refinancing Term Loans and the 2021 Incremental Term Loans collectively comprise a single tranche of loans under the Amended Credit Agreement (collectively, the “2021 New Term Loans”). The Borrower will use the proceeds from the 2021 New Term Loans to (i) prepay in full, including all accrued and unpaid interest on and fees related to, term loans under the Credit Agreement immediately prior to giving effect to Amendment No. 2 (the “Prior Credit Agreement”) and (ii) repay a portion of its borrowings under that certain Bridge Credit Agreement, dated December 14, 2020, among the Borrower, Parent, Bank of America, N.A., as administrative agent and collateral agent and the lenders from time to time party thereto (as amended the “Bridge Credit Agreement”).

In addition to effecting the 2021 New Term Loans, the parties effected Amendment No. 2 to revise the Prior Credit Agreement to, among other things, (i) reduce the interest rate applicable to Eurocurrency loans from 3.50% to 3.00% and to federal funds rate loans from 2.50% to 2.00%, (ii) extend the maturity date of the term loans under the Amended Credit Agreement by approximately three years, to January 20, 2028 and (iii) increase dollar basket capacity to reflect the Company’s consolidated growth, resulting in increased flexibility for the Parent and its subsidiaries to make permitted investments and payments and incur permitted debt under the Amended Credit Agreement. The Borrower is required to pay certain customary fees in connection with Amendment No. 2 and the Amended Credit Agreement.

The foregoing description of Amendment No. 2 and the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2 (including the Amended Credit Agreement as Exhibit A thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events

On January 20, 2021, the Company issued a press release announcing the borrowings under the 2021 New Term Loans pursuant to the Amended Credit Agreement and Amendment No. 2. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement, dated as of January 20, 2021, to the First Lien Credit Agreement, dated November 21, 2017, as amended, among Utz Quality Foods, LLC, Utz Brands Holdings, LLC, Bank of America, N.A., as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.
99.1	Press Release, dated January 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: January 20, 2021

By:	/s/ Cary Devore
Name: Cary Devore
Title: Executive Vice President, Chief Financial Officer